EXHIBIT 10.57

                                  EUGENE RAINIS
                              290 Mountainside Road
                            Mendham, New Jersey 07945

                                                                February 7, 2003

UltraStrip Systems, Inc., as maker of Note
3515 S.E. Lionel Terrace
Stuart, Florida 34997

ATTN: Robert O. Baratta, M.D., President and CEO

         RE: EXTENSION OF MATURITY OF PROMISSORY NOTE AND MODIFICATION OF SUBSCRIPTION AND WARRANT PURCHASE AGREEMENT

Dear Dr. Baratta:

         UltraStrip Systems, Inc., a Florida corporation ("UltraStrip"), executed that certain Promissory Note in the principal amount of $125,000.00 as of December 9, 2002 (the "Note"), together with that certain Subscription and Warrant Purchase Agreement of even date therewith (the "Warrant Agreement").

         The entire outstanding Principal Balance, together with all accrued but unpaid interest, are due and payable, in full, on February 7, 2003. The Creditor has agreed to extend the due date for the entire outstanding principal balance, together with all accrued but unpaid interest thereon, until March 7, 2003. In exchange for such agreement, UltraStrip agrees to modify the Warrant Agreement by increasing the number of Warrants from the existing number of 5,000 to a total of 10,000, an increase of 5,000 Warrants. The additional 5,000 Warrants will have a strike price of $0.07 and will expire on February 7, 2023.

         UltraStrip hereby agrees, represents, warrants and covenants that (a) there is no current or threatened breach, and UltraStrip is in compliance with all terms and conditions, under the Note and/or Warrant Agreement other than the failure to pay the entire outstanding principal balance, together with accrued but unpaid interest thereon, as of February 7, 2003, which date has been extended as provided herein, (b) the Note and Warrant Agreement remain in full force and effect except as otherwise amended as provided herein, and (c) it has no claims, actions or causes of actions against the Creditor as of the date hereof.

         Any ambiguities between the terms of this letter and the Note and the Warrant Agreement shall be resolved in favor of the terms of this letter. This letter may be executed in one or more counterparts and each such executed counterpart shall be taken together with all other executed counterparts and constitutue a single intsrument binding upon each such party hereto and their personal and other legal representatives, heirs, successors and permitted assigns. The terms of this letter shall be construed, governed and enforced in accordance with Florida law. The terms of this letter shall only be effective as of February 7, 2003 if and when it is executed by, and delivered to, the Creditor and UltraStrip.


Sincerely,                                          Accepted by:


------------------------------                      ----------------------------
Eugene Rainis                                       Robert O. Baratta
Creditor                                            President and CEO
                                                    UltraStrip Systems, Inc.